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                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors


We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-75853) and related Prospectus of Forward Air Corporation for the registration of 3,450,000 shares of its common stock.

We also consent to the inclusion therein of our report dated February 2, 1999 (except for Note 13, as to which the date is February 24, 1999) with respect to the consolidated financial statements of Forward Air Corporation included therein.

We also consent to the incorporation by reference therein of our report dated February 2, 1999 (except for Note 13, as to which the date is February 24,
1999), with respect to the consolidated financial statements and schedule of Forward Air Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP


Nashville, Tennessee
April 5, 1999